EXHIBIT 99.1

ELECTION TO PURCHASE

TO BE EXECUTED BY THE REGISTERED HOLDER IN ORDER TO
EXERCISE CLASS A REDEEMABLE COMMON STOCK PURCHASE WARRANTS

          The Undersigned hereby irrevocably elects to exercise _________________Class A Warrants represented by the within Class A Warrant Certificate, and to purchase the ________________ shares of Common Stock issuable upon the exercise of such Class A Warrants, and requests that certificates for such shares shall be issued in the name of:

Name ___________________________________________________________________________________________________

Address _________________________________________________________________________________________________

and be delivered to me _____________________________________________________________________________________

Address _________________________________________________________________________________________________

and, if said number of Class A Warrants shall not be all of the Class A Warrants evidenced by the within Warrant Certificate, that a new Class A Warrant Certificate for the balance remaining of such Class A Warrants be registered in the name of, and delivered to, the undersigned at the address stated below.

Payment is hereby made by money order/check/bank draft. Enclosed is $_____________________________________________.

Name of holder of Class A Warrant Certificate: _________________________________________________________________
(Please Print)

Address _______________________________________________________________________________________________

Signature ______________________________________________________________________________________________

Note: The signature to this Election to Purchase form must correspond with the name as written upon the face of this Class A Redeemable Common Stock Purchase Warrant, in every particular, without alteration or enlargement or any change whatsoever.